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                                                                    Exhibit 10.1


                            ASSET PURCHASE AGREEMENT

                                 by and between

                           BALANCED CARE CORPORATION,
                             a Delaware corporation
                           (and certain Subsidiaries),

                                       and

                    CHRISTIAN HEALTH CARE OF MISSOURI, INC.,
                        a Missouri nonprofit corporation
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                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement ("Agreement") is entered into and is effective this 15th day of October, 1999 by and between Balanced Care Corporation, a Delaware corporation ("BCC"), on its behalf and the behalf of its wholly owned subsidiaries (each a "Subsidiary" and collectively the "Subsidiaries," and together with BCC the "Seller") listed on Exhibit A, each with corporate offices at 1215 Manor Drive, Mechanicsburg, PA 17055 except as otherwise set forth on Exhibit A; and Christian Health Care of Missouri, Inc., a Missouri nonprofit corporation, with offices at 302 S. 7th Street, Suite B, Rogers, Arkansas 72765, or its permitted nominees ("Purchaser").

                                    RECITALS:

         WHEREAS, the Subsidiaries own two skilled nursing facilities (the "Owned Facilities") and have lease rights to eight skilled nursing facilities and nine independent living and/or residential care facilities (the "Leased Facilities," and together with the Owned Facilities the "Facilities") all of which are listed on Exhibit B. Purchaser desires to purchase, subject to the terms and conditions of this Agreement, all of the ownership or leasehold rights in the Facilities and the Business (as hereinafter defined) related thereto and the Purchased Assets (as hereinafter defined) and Seller desires to sell all such assets to Purchaser; and

         WHEREAS, this Agreement sets forth the terms and conditions upon which Purchaser is purchasing the assets to be sold hereunder, and Seller is selling to Purchaser such assets.

         NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained herein, Purchaser and Seller, each intending to be legally bound hereby and in reliance upon the matters set forth herein, do hereby agree as follows:

                         ARTICLE I. CERTAIN DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         1.1. "Accounts Receivable" shall mean as of any date any trade accounts receivable (including, without limitation, any third party receivables arising in connection with any Third Party Payor Programs), notes receivable, bid or performance deposits, employee advances and other miscellaneous receivables associated with the Business through and as of such date, whether or not yet billed by Seller.

         1.2. "Accreditation Body" shall mean JCAHO, the Department of Health, the Bureau of Home Health Licensing and Certification, the Missouri Department of Social Services, Divisions of Aging and Medical Services and Persons having jurisdiction over the accreditation, certification, evaluation or operation of the Business.
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         1.3. "Accrued Expenses" shall mean as of any date accrued rents, insurance premiums, payroll and benefits (including, without limitation, vacation, sick pay, disability pay) and other accrued expenses as would appear on a balance sheet of the Business as of such date prepared in accordance with GAAP consistently applied.

          1.4. "Affiliate" shall mean any company or other entity which controls, is controlled by or is under common control with the designated Party. For the purpose of the foregoing, ownership, directly or indirectly, of 50% or more of the voting stock or other equity interest shall be deemed to constitute control.

         1.4A. "Aging Reports" shall have the meaning given to it in Section 12.2.2.

         1.5. "Agreement" shall mean this Asset Purchase Agreement.

         1.6. "Ancillary Agreements" shall mean the real property conveyances described in Section 5.2.1 and the bill of sale, assignment and assumption described in Exhibit D.

         1.7. "Assumed Liabilities" shall have the meaning given to it in
Section 4.2.

         1.8. "Books and Records" shall have the meaning given to it in Section 6.13.

         1.9. "Business" shall mean the operation of the Facilities as independent living/residential care facilities and skilled nursing facilities and any other ancillary health care services owned, leased, operated, delivered, managed, developed, constructed, maintained, used, occupied or possessed by Seller in connection therewith (including, without limitation, any home health and hospice, outpatient and contract rehab therapy services).

         1.10. "Capital Expenditures" shall mean any outlay of funds for the acquisition or improvement of a fixed asset which extends the life or increases the productivity of the asset.

         1.11. "Champus" shall mean the Civilian Health and Medical Program of the Uniform Service, a program of medical benefits covering retirees and dependents of members or former members of a uniformed service provided, financed and supervised by the United States Department of Defense and established by 10 U.S.C. Sections 1071 et seq.

         1.12. "Closing" shall have the meaning given to it in Section 5.1.

         1.13. "Closing Date" shall have the meaning given to it in Section 5.1.

         1.14. "Closing Inventory" shall mean all Inventory relating to the Business on hand on the Closing Date.

         1.15. "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and any successor thereto. Any reference herein to a specific
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section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         1.16. "Contract" shall mean all alliance agreements, transfer agreements, other agreements (including, without limitation, Resident/Patient's Agreements, Management Agreements and Provider Agreements), contracts, contract rights, commitments, customer accounts, orders, leases, guaranties, warranties and representations, franchises and books and records of account benefiting, relating to the Purchased Assets or the operation of the Business or the ownership, construction, development, maintenance, repair, management, use, occupancy, possession or operation thereof, or the operation of any of the programs or services in conjunction with the Business and all renewals, replacements and substitutions therefor, issued by any Governmental Authority, Accreditation Body or Third Party Payor or maintained or used by Seller with any third Person.

         1.17. "Current Liabilities" shall mean all liabilities classified as current liabilities in accordance with GAAP consistently applied.

         1.18. "Damages" shall have the meaning given to such term in Section 14.4.

         1.19. "Department of Health" shall mean the Department of Health of the State of Missouri.

         1.20. "Department of Social Services" shall mean the Department of Social Services, Divisions of Aging and Medical Services of the State of Missouri.

         1.21. "Deposit Escrow Agreement" means an agreement in the form of and containing the terms and conditions set forth in Exhibit C hereto among Purchaser, Seller and Escrow Agent.

         1.22. "Employee" shall mean any individual employed by Seller in the conduct of the Business as listed on Schedule 1.22 (such Schedule being subject to change between the date hereof and the Closing Date as a result of employee changes in the ordinary course of Seller's business consistent with past practices).

         1.23. "Encumbrance" shall mean any right to, or interest in, property, which subsists in a third-party and which constitutes a claim, lien, charge or liability attached to and binding upon the Purchased Assets, including, but not limited to, a mortgage, judgment lien, mechanic's lien, lease, security interest, easement and right-of-way.

         1.24. "Environmental Law" shall mean any Federal, state or local law, statute, charter or ordinance, and any rule, regulation, binding interpretation, binding policy, permit, order, court order or consent decree issued pursuant to any one of the foregoing, which pertains to, governs or otherwise regulates any of the following activities: the emission, discharge, release or spilling of any substance into the air, surface water, ground water, soil or substrata; the generation, treatment, storage, or disposal of any waste, hazardous substance, hazardous or infectious waste. The terms "waste",
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"hazardous substance", "infectious waste", and "hazardous waste" include any substance as defined as such by an applicable Environmental Law.

         1.25. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.26. "ERISA Plans" shall mean defined benefit pension plans and defined contribution pension plans qualified under Section 401(a) of the Code.

         1.27. "Escrow Agent" means Chicago Title Insurance Company, the title agent designated to administer the terms and conditions of the Deposit Escrow Agreement entered into by and among Escrow Agent, Purchaser, and Seller.

         1.28. "Escrow Amount" shall have the meaning given to such term in
Section 3.1.2.

         1.29. "Excluded Assets" shall mean those assets that are not included in the sale contemplated hereby and as are further defined in Section 2.2.

         1.30. "Facilities" shall have the meaning given to such term in the Recitals of this Agreement.

         1.31. "Facility Leases" shall mean the leases pertaining to the Leased Facilities set forth in Schedule 2.1.1.

         1.32. "GAAP" shall mean generally accepted accounting principles in the United States of America.

         1.33. "Governmental Authorities" shall mean all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any government, quasi-governmental unit or political subdivision, whether federal, state, county, district, municipal, city or otherwise including, without limitation, the Securities and Exchange Commission and the American Stock Exchange.

         1.34. "Home Health and Hospice Assets" shall mean the Contracts, cash on hand, Accounts Receivable, and all other tangible or intangible personal property used exclusively in connection with the operation of the Balanced Care Home Health and Hospice.

         1.35. "Indemnifying Party" shall have the meaning given to such term in
Section 14.4.

         1.36. "Indemnified Party" shall have the meaning given to such term in
Section 14.4.

         1.37. "Inventory" shall mean the inventory of Seller, including, without limitation, dry storage goods, janitorial supplies, food and beverage supplies, office supplies, medical supplies and pharmaceutical supplies.
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         1.38. "JCAHO" shall mean the Joint Commission on Accreditation of
Healthcare Organizations.

         1.39. "Knowledge" shall mean the host of actual knowledge of a particular fact or any other matter being possessed or which would be possessed after due and reasonable inquiry by an officer or other individual having principal responsibility for a business or administrative function of such Party, including individuals serving in such a capacity in or for the Business.

         1.40. "Leased Facilities" shall have the meaning given to such term in the Recitals of this Agreement.

         1.41. "Legal Requirements" shall mean all statutes, ordinances, by-laws, codes, rules, regulations, restrictions, orders, judgments, decrees and injunctions (other land use and health care licensing statutes, ordinances, by-laws, codes, rules and regulations), promulgated or issued by any Governmental Authority, Accreditation Body or Third Party Payor.

         1.42. "Managed Care Plans" shall mean all health maintenance organizations, preferred provider organizations, individual practice associations, competitive medical plans and similar arrangements.

         1.43. "Management Agreement" shall mean any agreement, whether written or oral, between Seller and any other Person pursuant to which Seller provides any payment, fee or other consideration to any other Person to operate or manage the Business (except any employment agreements).

         1.44. "Medicaid" shall mean the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. Sections 1396 et seq.) and any statute succeeding thereto.

         1.45. "Medicare" shall mean the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. Sections 13965 et seq.) and any statute succeeding thereto.

         1.45A "Noncompetition Agreement" shall mean the noncompetition agreement entered into between Seller and Purchaser, in the form of and containing terms and conditions mutually agreeable by the Parties.

         1.46. "Other Agreements" shall mean the Lease Guaranty Fee Agreement(s) (if necessary and required due to the guaranty obligations of BCC required by Seller's landlords and lenders) and the other agreements set forth on Schedule 1.46, including any other agreements executed and delivered under or in connection therewith.

         1.47. "Owned Facilities" shall have the meaning given to such term in the Recitals of this Agreement and as legally described in Schedule 2.1.1.
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         1.48. "Party" shall mean either Seller or Purchaser (or its permitted nominees), individually, as the context so requires, and the term "Parties" shall mean Seller and Purchaser (or its permitted nominees) together.

         1.49. "Payables" as of any date shall mean any of the trade accounts payable associated with the Business as of such date in accordance with GAAP consistently applied.

         1.50. "Payroll Practice/Employee Arrangement" shall have the meaning given to such term in Section 6.16.

         1.51. "Permits" shall mean all permits, licenses, approvals, qualifications, rights, variances, permissive uses, accreditations, certificates, certifications, consents, contracts, interim licenses, permits and other authorizations of every nature whatsoever required by, or issued to or on behalf of Seller under, any Legal Requirements benefiting, relating or affecting the Business or Facilities or the construction, development, maintenance, management, use or operation thereof, or the operation of any programs or services in conjunction with the Business and all renewals, replacements and substitutions therefor, now or hereafter required or issued by any Governmental Authority, Accreditation Body or Third Party Payor.

         1.52. "Permitted Encumbrances" shall mean those encumbrances as specifically set forth on Schedule 1.52 hereto.

         1.53. "Person" shall mean any individual, corporation, company, limited or general partnership, trust or estate, joint venture, association or other entity and includes Affiliates.

         1.54. "Prepaid Expenses" as of any date shall mean payments made by Seller with respect to the Business which constitute prepaid expenses of the Business in accordance with GAAP consistently applied and are set forth in
Schedule 2.1.10.

         1.55. "Provider Agreements" shall mean all participation, provider and reimbursement agreements or arrangements for the benefit of Seller in connection with the operation of the Business relating to any right to payment or other claim arising out of or in connection with Seller's participation in any Third Party Payor Program.

         1.56. "Purchase Price" shall have the meaning given to such term in
Section 3.1.1.

         1.57. "Purchased Assets" shall have the meaning given to such term in
Section 2.1 and shall include the Facilities, Business, and the Facility Leases.

         1.58. "Purchaser" shall have the meaning given to such term in the preamble of this Agreement.

         1.59. "Purchaser Damages" shall have the meaning given to such term in
Section 14.2.
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         1.60. "Purchaser Indemnitees" shall have the meaning given to such term in Section 14.2.

         1.61. "Real Property" shall have the meaning given to such term in
Section 2.1.1.

         1.62. "Related Party" means (i) Seller, (ii) any Affiliate of Seller, and (iii) any officer, director, shareholder or partner of any Person identified in clauses (i) or (ii) preceding, and (iv) any spouse, sibling, ancestor or lineal descendant of any natural Person identified in any one of the preceding clauses.

         1.63. "Resident/Patient's Agreements" shall mean all contracts, agreements and consents executed by or on behalf of any resident, patient or other Person seeking services at any of the Facilities, including, without limitation, assignments of benefits and guarantees, and such resident/patient's related medical and/or other records.

         1.64. "Resident Payments" has the meaning given that term in Section 12.2.2.

         1.65. "Retained Liabilities" has the meaning given that term in Section 4.2.

         1.66. "Security Right" means, with respect to any security, any option, warrant, subscription right, preemptive right, other right, proxy, put, call, demand, plan, commitment, agreement, understanding or arrangement of any kind relating to such security, whether issued or unissued, or any other security convertible into or exchangeable for any such security. "Security Right" includes any right relating to issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting and includes rights conferred by statute, by the issuer's governing documents or by agreement.

         1.67. "Seller" shall have the meaning given to such term in the preamble of this Agreement, individually and collectively, as the context may require.

         1.68. "Seller Damages" shall have the meaning given to such term in
Section 14.3.

         1.69. "Seller Indemnitees" shall have the meaning given to such term in
Section 14.3.

         1.70. Intentionally Omitted;

         1.71. "Survival Date" shall have the meaning given to such term in
Section 14.1.

         1.72. "Taxes" shall mean all taxes, duties, charges, fees, levies or other assessments imposed by any Governmental Authority, including, without limitation, income, gross receipts, value-added, excise, withholding, personal property, real estate, sales, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, add-on minimum, estimated and franchise
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taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment).

         1.73. "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to any Tax, including any schedule or attachment thereto, and including any amendment thereof.

         1.74. "Third Party Payor Programs" shall mean all third party payor programs in which Seller participates, including, without limitation, Medicare, Medicaid, Champus, Blue Cross and/or Blue Shield, Managed Care Plans, other private insurance plans and employee assistance programs.

         1.75. "Third Party Payors" shall mean Medicare, Medicaid, Blue Cross and/or Blue Shield, private insurers and any other Person which maintains Third Party Payor Programs.

                  ARTICLE II. TRANSFER OF ASSETS AND PROPERTIES

         2.1. Purchased Assets. Subject to the terms and conditions of this Agreement and other than the Excluded Assets, Seller shall bargain, sell and convey and deliver on the Closing Date to Purchaser, free and clear of all Encumbrances whatsoever (other than Permitted Encumbrances or except as expressly provided herein), and Purchaser shall purchase from Seller, the Business as a going concern and all Seller's rights, title and interest in and to the Facilities, the assets, properties and rights of every kind and description, real, personal and mixed, tangible and intangible (including real property, furniture, fixtures and equipment, inventories, patient contracts, contracts of leases and commitments concerning the operation of the Facilities, operating certificates, operational records, and all other items used concerning the operations of the Facilities), wherever situated, owned by Seller, or which Seller has a right to use, and used in the Business (the "Purchased Assets"), including, without limitation, the following:

                  2.1.1. Real Property.

                           a. All those certain lots or pieces of ground
                  described on Schedule 2.1.1 hereto, together with the buildings, structures, improvements and fixtures located thereon, all of which relate to the Owned Facilities and any parking lots adjacent thereto, and all rights, privileges, easements, licenses, hereditaments and other appurtenances relating thereto (the "Real Property");

                           b. The certain leases described on Schedule 2.1.1,
                  which relate to the Leased Facilities (the "Facility Leases"); and

                           c. All plans and specifications relating to any and
                  all of the Leased Facilities which are in the possession of Seller.

                  2.1.2. Equipment, Machinery and Other Tangible Personal Property. All machinery, equipment, leasehold improvements, automobiles, supplies, office
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         furniture and office equipment, computing and telecommunications equipment and other items of personal property that are owned or leased by Seller located at any of the Facilities and used in connection with the Business, including but not limited to those described in Schedule
         2.1.2 hereto;

                  2.1.3. Contracts Relating to the Business. All of the interest of Seller in all Resident/Patient's Agreements and those Contracts listed on Schedule 2.1.3 and those other Contracts assumed by Purchaser in writing by separate agreement within 30 days after the Closing Date. Those other Contracts not assumed by Purchaser in writing by separate agreement may be terminated by either Seller or Purchaser within 90 days of the Closing Date;

                  2.1.4. Permits, Licenses. All of Seller's interest in Permits relating to the Business, including those listed in Schedule 2.1.4 hereto, to the extent such Permits are transferable to Purchaser and Medicare and Medicaid provider agreements/numbers to the extent transferable;

                  2.1.5. Goodwill. All of the interest of Seller in and to the goodwill incident to the Business, including but not limited to the value of the names of the Facilities associated with the Business and the value of good customer relations;

                  2.1.6. Inventory. All Closing Inventory;

                  2.1.7. Resident/Patient Funds and Records. All deposits and escrow accounts of, or for the benefit of, any of Seller's residents/patients at the Closing Date that relate to the Business, including any amounts held in trust for residents/patients. All resident records and all records, reports, studies and documentation relating to resident records.

                  2.1.8. Computer Software. Except as set forth in Section 2.2.9, all computer applications software, owned or licensed, whether for general business usage (e.g., accounting, word processing, graphics, spreadsheet analysis, etc.), or specific, unique-to-the-Business usage, and all computer operating, security or programming software, including all passwords relating thereto, owned or licensed by Seller and used in the operation of the Business at the Facilities to the extent transferable to Purchaser without the consent of any third party. An inventory of the computer software is listed on
         Schedule 2.1.8 hereto;

                  2.1.9. Other Intangible Assets. All other intangible assets (including all causes of action, rights of action, contract rights and warranty and product liability claims against third parties) relating to the Purchased Assets or the Business, to the extent permitted by law or contract.

                  2.1.10. Prepaid Expenses. All prepaid expenses of the Business as more specifically set forth on Schedule 2.1.10 hereto.
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                  2.1.11 Other Assets. Any other tangible assets relating to the
         Business that are not removed within 120 days after the Closing, except as otherwise provided for in Sections 2.2.10 and 2.2.11.

         2.2. Excluded Assets. Notwithstanding Section 2.1, only the following assets (collectively, the "Excluded Assets") shall be excluded from this Agreement, and shall not be assigned or transferred to Purchaser:

                  2.2.1. Accounts Receivable. All Accounts Receivable of Seller existing as of 11:59 p.m. on the Closing Date;

                  2.2.1. Cash. All other cash, cash equivalents on hand or in bank accounts (other than accounts for the benefit of Seller's residents/patients as described in Section 2.1.7), notes and other securities and unbilled costs and fees up through and including the Closing Date;

                  2.2.2. Corporate Books. Corporate minute books and stock books of Seller;

                  2.2.3. Third Party Claims. Any claims and rights against third parties (including, without limitation, insurance carriers) to the extent they relate to liabilities or obligations that are not assumed by Purchaser hereunder and that are not included within Section 2.1.9;

                  2.2.4. Taxes. Claims for refunds of Taxes and other charges imposed by any Governmental Authority for periods prior to the Closing Date;

                  2.2.5. Other Assets. Assets listed on Schedule 2.2.5;

                  2.2.6. Reimbursement Claims. All reimbursement claims and appeal rights Seller has or may have with respect to services provided prior to the Closing Date and/or cost reports pertaining to any period of time prior to the Closing Date;

                  2.2.7. Intellectual Property. Subject to the conditions regarding limited use in Sections 2.2.10 and 2.2.11, all right, title and interest of Seller in the patents, trademarks, trademark registrations, trade names, service marks, copyrights and copyright registrations described in Schedule 2.2.7.;

                  2.2.8. Intentionally Omitted;

                  2.2.9 Certain Computer Software. All computer software set forth in Section 2.1.8 that, by the terms of the contract, agreement, lease or license pursuant to which the software is owned, leased or licensed by Seller, is not capable of being (or requires consent to be) assigned or transferred and that is identified in Schedule 2.2.9;
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                  2.2.10 Signs. Except to the extent used by Purchaser during the 120 days immediately following the Closing, all signs indicating that the Facilities are in any way affiliated with Seller. After the expiration of such 120 day period, Purchaser shall remove all such signs and cooperate with Seller in arranging for the transfer and storage of the signage at Seller's expense; and

                  2.2.11 Marketing Materials. Except to the extent used by Purchaser during the 120 days immediately following the Closing, all catalogs, brochures, art work, photographs, public relations material and advertising material used in the Business, whether in electronic form or otherwise, to the extent any of the foregoing reference Seller in any manner. After the expiration of such 120 day period, Purchaser shall return to Seller all such materials at Seller's expense.

                      ARTICLE III. CONSIDERATION AND TERMS

         3.1. Consideration for Purchased Assets.

                  3.1.1. Purchase Price. The aggregate consideration to be paid by Purchaser to Seller for the Purchased Assets and the Business (the "Purchase Price") shall be $9,200,000 to be paid as set forth in
         Section 3.1.2

                  3.1.2. Form of Payment. The Purchase Price (subject to any adjustments as set forth in Schedule 2.1.3) shall be paid by Purchaser as follows:

                  (i) Escrow Amount. $250,000 (the "Escrow Amount") to be paid by Purchaser to Escrow Agent on the date of execution of this Agreement and held by Escrow Agent pursuant to the terms and subject to the conditions of the Deposit Escrow Agreement and this Agreement. The Seller and Purchaser shall simultaneously herewith enter into a Deposit Escrow Agreement substantially in the form attached to Exhibit C hereto.

                  (ii) Cash Consideration. $8,425,000 in cash (Purchase Price less the Escrow Amount and Promissory Note amount), by wire transfer of immediately available funds to BCC at the time of Closing.

                  (iii) Promissory Note. At Closing, Purchaser shall deliver a Promissory Note to BCC in the principal amount of $525,000 (unless Purchaser, in its sole discretion, agrees to pay the entire Purchase Price in cash consideration at Closing). The Promissory Note shall provide for the payment of interest at a rate equal to ten percent (10%) per annum, with monthly payments and a maturity date of forty eight (48) months after the Closing Date. In addition and as additional security for the repayment of the Promissory Note, the principal(s) of Purchaser and Seller shall enter into an Agreement of Guaranty, Suretyship, and Indemnity whereby the Purchaser shall unconditionally guarantee the Purchaser's obligations under the terms and conditions of the Promissory Note. The Promissory

                           Note and Guaranty shall each be in a form mutually agreeable between Seller and Purchaser and shall be finalized in form and content within 30 days after the date of execution of this Agreement.

                  3.1.3. Home Health and Hospice Assets. Notwithstanding Section 3.1.2, in the event that the Home Health and Hospice Assets cannot be transferred on the Closing Date because the 90-day notice period to the Department of Health has not elapsed, the Closing will nevertheless take place as contemplated hereunder and $15,000 of the Purchase Price will be retained by Purchaser until Closing on the Home Health and Hospice Assets which is to occur upon waiver of the notice period by the Department of Health or expiration of such 90-day period, whichever occurs first but in no event later than May 1, 2000. Such closing shall be effective as of the Closing Date for accounting purposes. During the interim notice period, Seller and Purchaser agree to fully cooperate with each other and enter into any such other agreements necessary to carry on the operations of the Balanced Care Home Health and Hospice.

                  3.1.4. Entitlement to Escrow Amount. The Escrow Amount shall be distributed in accordance with and subject to the terms and conditions of the Deposit Escrow Agreement.

                   3.1.5. Prorated Expenses. All ad valorem and property taxes, and similar assessments by Governmental Authorities based upon or measured by Seller's interest in the Purchased Assets shall be prorated between Seller and Purchaser as of the Closing Date based upon such taxes assessed against the Purchased Assets for the tax period in question, or if there is insufficient information for such tax period, based upon taxes assessed for the immediately preceding tax period just ended. All utility deposits, other Prepaid Expenses listed on Schedule
         2.1.10 and amounts relating to any material Contract listed on Schedule
         2.1.3 shall be prorated between Seller and Purchaser as of the Closing Date based upon or measured by the period of Seller's ownership on or before the Closing Date and Purchaser's ownership after the Closing Date. All such amounts will be prorated on the basis of a 365-day year. To the extent practicable, all such prorations and payments shall be made at the Closing. In the event that Closing occurs on a day other than a payroll day, with respect to the Employees, Seller shall reimburse Purchaser at Closing for pay attributable to the period prior to Closing which will be paid by Purchaser post-Closing. To the extent exact amounts of any item are not known on the Closing Date, the Parties agree to cooperate and use their diligent and good faith efforts to make any such post closing adjustments within 30 days after Closing or as soon thereafter as practicable.

                  3.1.6. Other Consideration. As additional consideration, Purchaser shall also assume the Assumed Liabilities at the time of Closing.

         3.2. Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets, Facilities and the Business in accordance with the allocation set forth in Schedule 3.2 as mutually agreed. Purchaser and Seller shall report the federal, state and local income and other tax consequences of the purchase and sale contemplated hereby in a manner consistent with such allocation.

         3.3 Risk of Loss. Prior to and including the Closing Date, all risk of loss shall be borne by Seller; after the Closing Date, all risk of loss shall be borne by Purchaser. In the event there is any material damage to or loss of any of the Purchased Assets (whether by fire, theft, vandalism, terrorism, act of God or other cause or casualty, damage or loss) between the date hereof and Closing, such Purchased Assets shall be replaced or repaired at Seller's expense. If it is impossible or impracticable to repair or replace such Purchased Assets before the Closing Date, the Purchase Price shall be reduced by the amount of the loss or damage as mutually determined and agreed upon by the Parties; provided, however, that in the event of a casualty that in Purchaser's reasonable judgment adversely and materially affects the Business or the Purchased Assets, Purchaser may terminate this Agreement without any further liability or penalty and the Escrow Amount shall be returned to Purchaser by Escrow Agent in accordance with the procedures set forth in the Escrow Agreement.

             ARTICLE IV. ASSUMPTION OF LIABILITIES; EMPLOYEE MATTERS

         4.1. General Limitation on Assumption of Liabilities. Except for Permitted Encumbrances and as otherwise provided in Sections 4.2 below, Seller shall transfer the Purchased Assets to Purchaser free and clear of all Encumbrances, and without any assumption of liabilities and obligations, and Purchaser shall not, by virtue of its purchase of the Purchased Assets, assume or become responsible for any liabilities or obligations of:

                  (i)      the Facilities arising prior to the Closing Date; or

                  (ii) Seller or any other Person whether known or unknown, liquidated or unliquidated, contingent or otherwise.

         4.2. Assumed Liabilities and Obligations. On the Closing Date, Purchaser shall acquire the Purchased Assets subject only to, and shall undertake, assume, perform and otherwise pay, satisfy and discharge, and hold Seller harmless from only the following liabilities and obligations (collectively, the "Assumed Liabilities"):

                  (i)      all Facility Leases;

                  (ii) all obligations of Seller accruing after the Closing Date under the Contracts that are listed on Schedule
                           2.1.3 or as otherwise assumed pursuant to Section 2.1.3; and

                  (iii) for claims or other debts or other obligations arising out of any cost settlements or other repayments to the Business relating to periods after the Closing Date

         Except for the Assumed Liabilities, Purchaser does not and shall not assume or in any way undertake to pay, perform, satisfy or discharge any other liability of Seller existing on, prior to, or after the Closing Date or arising out of any transactions entered into, or any state of facts existing on, prior to, or after the Closing Date (the "Retained Liabilities"), and Seller agrees to pay and satisfy when due all Retained Liabilities and indemnify and hold Purchaser harmless therefrom. Except for the obligations and liabilities included in the Assumed Liabilities, the term "Retained Liabilities" shall include, without limitation, liabilities:

                  (i) for or in connection with any dividends, distributions, redemptions, or Security Rights with respect to any security of Seller;

                  (ii) for expenses or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, all legal and accounting fees and all brokers or finders fees or commissions;

                  (iii)    under or arising out of this Agreement;

                  (iv) to indemnify Seller's officers, directors or shareholders;

                  (v) Federal, state or local tax liabilities or obligations of Seller in respect to periods prior to Closing, and the transactions contemplated hereunder, including, without limitation, income taxes payable under the Code, any income tax, any franchise tax, any tax recapture, any FICA, workers' compensation, employee benefits, any insurance premiums, rents, or other accruals and any and all other taxes or amounts due or payable for a period prior to Closing; notwithstanding the foregoing, all sales and use taxes, transfer taxes, and all other impositions of tax arising solely by reason of the transfers contemplated by this Agreement (excluding all federal, state and local income and gross receipt taxes on the earnings or gross receipts of Seller prior to the Closing Date, which shall remain the sole responsibility of Seller) shall be the responsibility of and shall be borne equally by Seller and Purchaser;

                  (vi) for long term indebtedness and other obligations or guarantees of Seller;

                  (vii) for Accrued Expenses and Payables of Seller except to the extent such amounts are expressly assumed by Purchaser;

                  (viii) for claims or other debts arising out of any cost settlements or other repayments to the business relating to periods prior to the Closing Date;

                  (ix) for any obligations under BCC's 401(k) plan and the ERISA Plans;

                  (x) any obligations of Seller accruing under the Permits prior to or after the Closing; and

                  (xi) for any liability incurred as a result of any violation of any Environmental Laws that noncompliance would have a material adverse effect on the Business.

         4.3. Offer of Employment. Purchaser shall offer employment on and as of Closing, on an at-will basis, to all Employees (except regional office employees) on terms of employment that Purchaser may determine in its sole discretion. Seller shall not be required to terminate any Employees prior to Closing.

         4.4. Workers' Compensation and Disability Claims.

                  4.4.1. Seller's Liability. Seller shall remain liable for all claims made by any of Seller's Employees for any and all claims of Employees including, but not limited to, all claims for workers' compensation, disability and occupational diseases and safety; ERISA Plans; rate of pay and overtime payments and any other Payroll Practice/Employee Arrangement; discrimination claims; collective bargaining agreements or unionization of any of Seller's Employees; or any other claims whatsoever that arise out of activities prior to the Closing Date, provided that such claims are made no later than the expiration of the applicable statute of limitations.

                  4.4.2. Purchaser's Liability. Purchaser shall be liable for all claims made by any Employees for all workers' compensation, disability and occupational diseases of or with respect to all Employees hired by Purchaser and attributable to events and occurrences first occurring after the Closing date and not otherwise the Seller's retained responsibility under Section 4.4.1.

         4.5. Vacation Pay.

                  4.5.1. Seller's Liability. Seller shall be liable for the cost and expense related to all vacation entitlements, personal days and attendance incentives for all Employees for the period up to the Closing Date. As of the Closing Date, Seller shall pay to Purchaser an amount equal to employee benefits or reimbursements which may have accrued or may be owed by Seller to its Employees.

                  4.5.2. Purchaser's Liability. Purchaser shall assume and be liable for the cost and expense related to all vacation entitlements, personal days and attendance incentives for all Employees for the period on or following the Closing Date.

                               ARTICLE V. CLOSING

         5.1. Time; Location. The Parties shall use their commercially reasonable best efforts to consummate the purchase and sale of the Purchased Assets on the earlier to occur of the following: (i) as soon as the contingencies to Purchaser's and Seller's obligations to close are fully satisfied or at such time such contingencies have been waived by Purchaser or Seller, as applicable, or (ii) December 31, 1999 (the "Closing"). The date of the Closing shall be referred to as the "Closing Date." The Closing shall take place at such time, date and place as may be mutually agreed upon by the Parties, but if the Parties are unable to agree, the Closing shall take place at a place of public accommodation in Springfield, Missouri. Notwithstanding the foregoing, the Closing Date may be extended but only upon the mutual agreement of the Parties hereto.

         5.2. Seller's Documents. At Closing, Seller shall execute and deliver the following instruments of transfer and assignment:

                  5.2.1. Deeds. Duly executed and acknowledged special warranty deeds, in recordable form, transferring the Real Property and such affidavits or other instruments as Purchaser may reasonably request and which are customary in transactions of this type.

                  5.2.2. Bill of Sale. A general bill of sale, assignment and assumption substantially in the form of Exhibit D attached hereto, transferring to Purchaser good and indefeasible title to all of the tangible personal property included in the Purchased Assets, subject only to Permitted Encumbrances and the Assumed Liabilities and assigning to Purchaser, to the extent assignable, Seller's right, title and interest in each of the Contracts, Permits and other agreements included in the Purchased Assets, including without limitation, the Facility Leases.

                  5.2.3. Memorandum of Leases. Duly executed and acknowledged Memorandums of Leases in recordable form for each of the Leased Facilities in a form mutually agreed upon between Purchaser and Seller (and Seller's Landlords) if any of the Facility Leases or memorandums thereof for the Leased Facilities have not been recorded.

                  5.2.4. Consents to Transfer. Duly executed and acknowledged Consents to Transfer in a recordable form for each of the Leased Facilities in a form reasonably agreed upon between Purchaser and Seller (and Seller's Landlords) in which the respective Landlords for each of the Leased Facilities approve the transfer of the Facility Leases to Purchaser.

                  5.2.5. Assignment of Leases. Duly executed and acknowledged Assignment of Leases for each of the Leased Facilities in a form reasonably agreed upon between Purchaser and Seller (and Seller's Landlords) which provide for the transfer of all of Seller's right, title, and interest in and to the Leased Facilities.

                  5.2.6. Landlord Estoppels. Duly executed Landlord Estoppel Certificates in a form reasonably agreed upon between Purchaser and Seller (and Seller's Landlords) in which the respective Landlords for each of the Leased Facilities represent and warrant certain facts and other matters relating to the Leased Facilities; provided, however, the Parties agree that any such facts and other matters contemplated pursuant to this section may be satisfied in the other document deliveries required by Seller under this section.

                  5.2.7. Subordination and Attornment. Duly executed and acknowledged Subordination and Attornment Agreements in recordable form with any person having an Encumbrance on any of the Leased Facilities in a form reasonably agreed upon between Purchaser and Seller (and Seller's Landlords) which provide that the quiet and lawful enjoyment of the Leased Facilities shall not be disturbed as long as the Purchaser complies in all material respects with the Facility Leases.

                  5.2.3. Contracts and Other Permits. To the extent not delivered prior to Closing, all Contracts identified in Schedule 2.1.3 and all Permits.

                  5.2.4. Title Insurance and Surveys. To the extent not delivered prior to Closing, all title insurance policies (or commitments) and surveys relating to any of the Facilities and which are in the possession of Seller.

                  5.2.5. Rent Roll. The rent roll of Seller listing all residents/patients and their respective rent payments current as of five days or fewer prior to the Closing Date.

                  5.2.6. Covenant Not to Compete. Seller shall deliver to Purchaser the Noncompetition Agreement as provided for in Section 12.5 below.

                  5.2.7. Other Documents. The Other Agreements, Ancillary Agreements and such additional instruments of conveyance and transfer as Purchaser may reasonably require in order to more effectively vest in it, and put it in possession of, the Purchased Assets, including, but not limited to, the Seller's Certificate and Secretary's Certificate referred to in Sections 10.3 and 10.4 hereinafter, and all other documents required to be delivered by Seller hereunder.

         5.3. Purchaser's Documents. At Closing, Purchaser shall execute and deliver the following instruments of transfer and assignment:

                  5.3.1. Bill of Sale. An executed bill of sale, assignment and assumption as set forth above;

                  5.3.2. Other Documents. The Ancillary Agreements and such other additional instruments as Seller may reasonably require in order to consummate the transactions hereunder and to otherwise affect the agreements of the Parties hereto, including, but not limited to, the Purchaser's Certificate and Secretary's Certificate referred to in Sections 11.3 and 11.4 hereinafter, and all other documents required to be delivered by Purchaser hereunder; and

                  5.3.3. Opinion of Counsel. Purchaser shall provide the opinion of counsel referred to in Section 11.9 hereinafter but only to the extent required by any of Seller's Landlords.

         5.4 Reasonable Steps. Seller shall make such commercially reasonable best efforts as may be appropriate so that on the Closing Date, Purchaser shall be placed in actual possession and control of all of the Purchased Assets.

              ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF SELLER

         As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Purchaser that each of the following representations and warranties is true and correct as of the date hereof:

         6.1. Organization, Good Standing and Power.

                  6.1.1 BCC. BCC is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite corporate power and authority and has been duly authorized by each Subsidiary to execute and deliver this Agreement, the Other Agreements and the Ancillary Agreements to which it is a Party, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by it on its behalf or the behalf of the Subsidiaries.

                  6.1.2 Subsidiaries. The Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their states of incorporation, and have all requisite corporate power and authority to execute and deliver this Agreement, the Other Agreements, and the Ancillary Agreements to which they are a party, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by them and to duly authorize BCC to do the same on their behalf.

         6.2. Authorization of Agreement and Enforceability. Seller has taken all necessary corporate action to authorize the execution and delivery of this Agreement, the Other Agreements, and the Ancillary Agreements to which it is a Party, the performance by it of all terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby. This Agreement, the Other Agreements and the Ancillary Agreements, upon Seller's execution and delivery thereof, will constitute the legal, valid and binding obligations of Seller, enforceable in accordance with their terms except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         6.3. No Violation; Consents. The execution, delivery and performance by Seller of this Agreement, the Other Agreements and the Ancillary Agreements to which it is a Party, and the consummation of the transactions contemplated hereby and thereby will not (with or without the giving of notice or the lapse of time, or both) (i) violate any provision of the charter or bylaws of Seller,
(ii) except with respect to notices and consents required to be given by Seller and which Seller shall give on or prior to the Closing Date to any Accreditation Body or Governmental Authority in connection with the sale and change of ownership or operation of the Purchased Assets, Facilities and the Business, violate or require any consent, authorization or approval of, or exemption by, or filing under any Contract or Legal Requirements, (iii) violate any judgment, order, writ or decree of any court applicable to Seller, the Business or the Purchased Assets, (iv) except as identified on Schedule 6.3.1, conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any agreement, Contract, commitment, lease or other instrument, document or undertaking to which Seller is a party or to which any of the Purchased Assets is bound or (v) result in the creation or impression of any Encumbrances upon the Purchased Assets.

         6.4. Financial Statements. Seller has delivered to Purchaser true and complete copies of the (i) balance sheets of the Subsidiaries at August 31, 1999, June 30, 1999, June 30, 1998 and June 30, 1997, together with the related income statements for the years or periods then ended and (ii) a statement of profit and loss for each Subsidiary as of August 31, 1999 and June 30, 1999 and a corresponding income statement for the fiscal year or period then ended. Seller shall provide Purchaser, as promptly as the same become available through the Closing Date, monthly balance sheets and statements of profit and loss of Seller and each of the Subsidiaries. The foregoing financial statements (including any provided after the date hereof) have been prepared from the Books and Records of Seller in accordance with GAAP consistently applied throughout the periods involved except as may be noted therein and except that not all of the notes required by GAAP are included nor do the interim statements reflect customary year end adjustments. Such financial statements are materially true, correct and complete and fairly present the financial position of the Business at the dates indicated and the results of operations and cash flows of Business for the periods then ended in accordance with GAAP.

         6.5. Inventory. The level of Inventory maintained by Seller and included in the Purchased Assets is sufficient to carry on the Business as historically conducted. Seller will maintain inventory levels consistent with inventory levels that have been maintained by Seller over the past twelve months, subject to changes resulting from the ordinary course of business.

         6.6. Absence of Certain Changes or Events. Except as set forth in
Schedule 6.6 hereto, since September 30, 1999 in connection with the Business, Seller has not:

                  (i) amended in any material respect or terminated any Contract other than in the ordinary course of Seller's business consistent with past practice;

                  (ii) suffered the occurrence of any events that, individually or in the aggregate, have had, or could reasonably be expected to have, a material adverse effect on the Purchased Assets or the results of operations of the Business;

                  (iii) incurred any damage or destruction having a material adverse effect on the Purchased Assets or the results of operations of the Business by fire, storm or similar casualty, whether or not covered by insurance;

                  (iv) sold, transferred, replaced or leased any of the Purchased Assets or sold any Inventory at a discount, except for transactions in the ordinary course of Seller's business consistent with past practice;

                  (v) entered into any transaction or made any commitments (for capital expenditures or otherwise) other than in the ordinary course of Seller's business consistent with past practice;

                  (vi) changed its methods of accounting, excluding changes in response to new legal or accounting requirements beyond Seller's control;

                  (vii) increased the compensation of Employees, except following normal review procedures or as reasonably deemed necessary in the ordinary course of Seller's business consistent with past practice;

                  (viii) suffered any major or key personnel changes or any strike, work stoppage or other labor dispute;

                  (ix) materially altered its conduct in its relations with suppliers, residents and patients;

                  (x) materially altered its marketing efforts with respect to the Business; or

                  (xi) received any notice nor gained any Knowledge that any of its licenses or Permits to operate the Facilities have been or will be suspended, revoked, or restricted in any manner.

         6.7. Real Property. Except as set forth on Schedule 6.7:

                  6.7.1. Title to Property; Absence of Liens and Encumbrances. Seller has good and marketable title to the Real Property, free and clear of all Encumbrances, other than Permitted Encumbrances.

                  6.7.2. Boundaries; Location. To the best of Seller's Knowledge, each Real Property and Facility parcel is considered a separate parcel of land for taxing and conveyancing purposes and each Real Property or Facility parcel (i) is not located in a flood plain, flood hazard area or designated wetlands area, (ii) has no subsidence problems due to natural or manmade sub-surface conditions, and (iii) the boundaries of each Real Property and Facility Parcel are consistent with their legal descriptions in
         Schedule 6.7 and no Person disputes such boundaries except as may be otherwise disclosed herein.

                  6.7.3. Use and Operations. Except as otherwise may be disclosed in any Schedules, the use and operation of each Facility conforms in all material respects to all applicable building, zoning, safety and subdivision laws, Environmental Laws and other Legal Requirements, and all restrictive covenants and restrictions and conditions affecting title, including but not limited to:

                  a. Easements; Rights of Way. To the best of Seller's Knowledge, there are no easements or rights of way except (i) those shown by the public records of the counties in which the Facilities are located and (ii) those identified on the surveys provided to Purchaser by Seller.

                  b. Water. To the best of Seller's Knowledge, there are no public or private rights to any water source located on, by, or under any of the Facilities.

                  c. Mechanic/Materialman Liens. To the best of Seller's Knowledge, all bills for services performed or materials furnished to the Facilities have been paid in full or will be paid in full as of the Closing Date. To the best of Seller's Knowledge, there are no mechanic or materialman liens against the Facilities.

                  d. Mortgages. There are no unrecorded mortgages affecting the Facilities. All recorded mortgages on the Owned Facilities, if any, shall be satisfied in full and releases thereof shall be delivered on the Closing Date.

                  e. Adverse Possession. To the best of Seller's Knowledge, no person has acquired any rights to any of the Facilities by adverse possession or prescription.

                  f. Restrictive Covenants. To the best of Seller's Knowledge, there are no public or private restrictive covenants, servitudes, or agreements prohibiting, limiting, or impairing any use of the Facilities.

                  6.7.4. Utilities. To the best of Seller's Knowledge, all utilities (including water, electric, storm and sanitary sewage and telephone utilities) required to operate the Facilities are available to the Facilities and such utilities enter the boundaries of the Facilities through adjoining public streets, permanent easements or rights-of-way of record in favor of Seller. Such utilities are all connected pursuant to valid permits, are all in functional working order and are adequate to service the operations of the Facilities as currently conducted and intended to be conducted and are in full compliance with all Legal Requirements. Seller has not received any written notice of any proposed, planned or actual curtailment of service of any utility supplied to the Facilities.

                  6.7.5. Assessment Notices. Seller has no Knowledge of and has not received any written or oral notice of assessments for public improvements against any Facility or any written or oral notice or order by any Governmental Authority, any insurance company that has issued a policy with respect to any of the Facilities or any board of fire underwriters or other body exercising similar functions that relates to violations of building, safety or fire ordinances or regulations, that claims any defect or deficiency with respect to any of the Facilities or requests the performance of any repairs, alterations or other work to or in any of such properties or in the streets bounding the same.

                  6.7.6. Condemnation. To the best of Seller's Knowledge, there is no pending or threatened condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any Facility and Seller has no Knowledge of the likelihood thereof.

         6.8. Contracts and Commitments. Except as listed on Schedule 2.1.3, Seller is not a party to any written or oral (related to or in connection with the Purchased Assets or Business and for which Purchaser shall be bound following the Closing Date):

                  (i) Contract for the future purchase of, or payment for, supplies or products, or for the performance of services by another party, involving in any one case $10,000 or more (and not terminable by Seller or Purchaser without penalty or liability on no more than 90 days notice);

                  (ii) Contract to sell or supply products or to perform services, involving in any one case $10,000 or more (except for any Resident/Patient's Agreement or any other agreement terminable by Seller or Purchaser without penalty or liability on no more than 90 days notice);

                  (iii) Contract continuing over a period of more than six months from the date hereof or exceeding $10,000 in value (except for any Resident/Patient's Agreement or any other agreement terminable by Seller or Purchaser without penalty or liability on no more than 90 days notice);

                  (iv) representative, sales agency, dealer or distributor Contract;

                  (v) lease (other than the Facility Leases) under which Seller is either lessor or lessee involving an annual payment of more than $10,000;

                  (vi) note, debenture, bond, conditional sale agreement, equipment trust agreement, letter of credit agreement, loan agreement or other Contract or for the borrowing or lending of money (including without limitation loans to or from Employees) or guarantee, pledge or undertaking of the indebtedness of any other Person;

                  (vii) Contract for any charitable or political contribution;

                  (viii) Contract limiting or restraining Seller or any successor or assign (including Purchaser) from engaging or competing in any kind of business with any Person (except as disclosed on Schedule 6.8); or

                  (ix) license, franchise, distributorship or other agreement, including those that relate in whole or in part to any patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by the Business.

         Each of the Contracts and other instruments, documents and undertakings listed on Schedule 2.1.3 is valid and enforceable in accordance with its terms in all material respects, Seller is in compliance with the provisions thereof in all material respects, Seller is not in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein, and no event has occurred that with or without the giving of notice or lapse of time, or both, would constitute such a default by Seller thereunder or, to Seller's Knowledge, a material default by any other party thereto. Except as otherwise listed on Schedule 2.1.3, no consent or approval of any party to any Contract, commitment, lease or other instrument, document or undertaking listed on Schedule 2.1.3 is required for the execution of this Agreement or the consummation of the transactions contemplated hereby.

         6.9. Permits, Licenses. Seller has all Permits that are required to operate the Business and Seller is in material compliance with the terms and conditions of the Permits. Schedule 2.1.4 hereto sets forth a correct and complete list of all material Permits, each one of which is in full force and effect. To Seller's Knowledge, no suspension or cancellation of any of the Permits is pending or threatened and no cause exists for such suspension or cancellation. Any Permits that cannot be transferred or require consent or approval for the transfer are specifically identified on Schedule 2.1.4 hereto as nontransferable or requiring such consent or approval.

         6.10. Compliance with Laws. Except as described in Schedule 6.10 hereto, Seller has conducted, and is presently conducting, the Business so as to comply in all material respects with all Legal Requirements applicable to the conduct of operation of the Business or the ownership or use of the Purchased Assets.

         6.11. Legal Proceedings. Except as described in Schedule 6.11 hereto, there is no claim, action, suit, proceeding, investigation or inquiry pending before any Governmental Authority or, to Seller's Knowledge, threatened against Seller with respect to the Business or any of the Purchased Assets, or relating to the transactions contemplated by this Agreement, nor to Seller's Knowledge is there any basis for any such claim, action, suit, proceeding, investigation, or inquiry. Except as set forth on Schedule 6.11 hereto, Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental, regulatory or administrative official, body or authority or other Governmental Authority that relates to the Purchased Assets or the Business or that might affect the transactions contemplated by this Agreement.

         6.12. Absence of Undisclosed Liabilities. Except as set forth in
Schedule 6.12, Seller has no material liabilities or obligations in excess of $15,000 relating to the Business except (i) those liabilities and obligations set forth on the financial statements of Seller referenced in Section 6.4 and not heretofore paid or discharged; (ii) those liabilities and obligations arising in the ordinary course of Seller's business consistent with past practice under any Contract or commitment specifically disclosed on Schedule
2.1.3 hereto or not required to be disclosed because of the term or amount involved; and (iii) those liabilities and obligations incurred in the ordinary course of Seller's business with past practice since September 30, 1999.

         6.13. Books and Records. All books of account and other financial records of Seller directly relating to the Business (the "Books and Records") are materially complete and correct and have been made available to Purchaser.

         6.14. Employees. Schedule 1.22 sets forth a true, correct and complete list of all individuals currently employed by Seller in the conduct of the Business and their rate of compensation and date of hire. Except as set forth on
Schedule 1.22, none of the individuals employed by Seller have been given any credit for service under any Payroll Practice/Employee Arrangement prior to their respective date of hire.

         6.15. Labor Relations. No Employee of Seller is represented by any union or other labor organization. No representation election, arbitration proceeding, grievance, labor strike, dispute, slowdown, or stoppage is pending, to Seller's Knowledge, or threatened against, involving, affecting or potentially affecting Seller. No complaint against Seller is pending or, to Seller's Knowledge, threatened before the National Labor Relations Board, the Equal Employment Opportunity Commission or any similar state or local agency, by or on behalf of any Employee of Seller.

         6.16. Payroll Practice/Employee Arrangement.

                  6.16.1. Benefit Plans. Schedule 6.16 contains a complete list of each employee benefit plan subject to ERISA, and/or holiday, vacation or other bonus practice or any other employee pay practice, arrangement, agreement or commitment ("Payroll Practice/Employee Arrangement") and maintained by or with respect to which Seller has any liability or obligation, whether actual or contingent, with respect to the Employees or their respective beneficiaries.

                  6.16.2. Plan Liability. Seller has not taken and will not take any action that may result in Purchaser being a party to, or bound by, an ERISA Plan, and

         Purchaser shall have no liability under or be subject to any liability on account of any ERISA Plan following the consummation of the transaction hereby.

                  6.16.3. Retirement Benefits. No Payroll Practice/Employee Arrangement will require the payment of retiree medical benefits by Purchaser.

         6.17. Finder's Fee. Except as set forth on Schedule 6.17, Seller has not taken any action that would give to any Person a right to a finder's fee or any type of brokerage commission in relation to, or in connection with, the transactions contemplated by this Agreement. Seller is solely responsible for payment of the fee described on Schedule 6.17.

         6.18. Interest in Business. Except as set forth on Schedule 6.18, as of the date of this Agreement, Seller has not granted, and there is not outstanding, any option, right, agreement or other obligation pursuant to which any Person could claim a right to acquire in any way all or any part of, or interest in, the Business, Facilities, or Purchased Assets.

         6.19. Condition of Assets. Except as set forth on Schedule 6.19, all taken as a whole, the buildings, structures and equipment that are part of the Purchased Assets are in adequate physical condition for their present and intended use in the conduct of the Business consistent with past practice and are otherwise in good working order except for reasonable and ordinary wear and tear.

         6.20. Environmental Matters. Except as disclosed in Schedule 6.20 and except to the extent that noncompliance would not have a material adverse effect on the Business, to the best of Seller's Knowledge, Seller is in compliance in all material respects with all Environmental Laws applicable to Seller, the Business, the Facilities, the Purchased Assets and the Facility Leases. The foregoing representation and warranty applies to the operation of the Business and the use of the Purchased Assets including, but not limited to, the use, handling, treatment, storage, transportation and disposal of any hazardous, toxic or infectious waste, material or substance (including medical waste). To the best of Seller's Knowledge, no investigation or review is pending or threatened by any Governmental Authority or other Person with respect to any alleged violation by Seller or the Business of any Environmental Law, the need for any work, repairs or demolition by Seller, on or in connection with the Real Property or the Facility Leases in order to comply with any Environmental Law, or any actual or threatened release (including, but not limited to, any spill, discharge, leak, emission, ejection, escape or dumping) or inadequate storage of, or contamination caused by, any hazardous, toxic or infectious waste, material or substance (including medical waste) or petroleum product, material or waste or radioactive substance or waste, or any such constituent which would have a material adverse effect.

         6.21. Surveys. Seller has provided Purchaser with copies of Seller's federal and/or state surveys or inspections and any plans of correction for the current year and the immediately preceding year for the Facilities. Each such survey or inspection was prepared in material compliance with all applicable Legal Requirements.

         6.22. Tax Returns. Seller has filed or caused to be filed, or will file or cause to be filed, all Tax Returns that are required to be filed by it prior to or on the Closing Date, pursuant to all Legal Requirements of each Governmental Authority with taxing power over it. All such Tax Returns were or will be, as the case may be, correct and complete in all material respects. Seller has paid or will pay all Taxes that have or will become due as shown on such Tax Returns or pursuant to any assessment received as an adjustment to such Tax Returns, except (i) such Taxes, if any, as are being contested in good faith, and (ii) such Taxes that are fully reserved against on the financial statements of Seller previously provided to Purchaser, and Taxes accruing that are not yet due. All such Taxes are Retained Liabilities and subject to the indemnification provisions set forth in Section 14.2.

         6.23. Compliance with Medicare and Medicaid. To the best of Seller's Knowledge, no claims have been made by Medicare or Medicaid or by any Third Party Payor which would prevent Purchaser from operating the Facilities as contemplated herein and contracting with and receiving payments from such sources or which would otherwise materially affect Purchaser's reimbursement from such sources.

         6.24. FIRPTA. Seller is not a "foreign person" as such term is defined under Section 1445(f)(3) of the Code.

         6.25. Computer Software. Seller makes no representations or warranties regarding year 2000 compliance of any computer software or hardware included in the Purchased Assets.

         6.26. Medicare, Medicaid and Other Third-Party Payors.

                  (1) Seller participates in the Medicare and Medicaid Programs. A list of Seller's Medicare and Medicaid contracts and provider numbers (or if such contracts do not exist other documentation evidencing such participation) (collectively, the "Provider Agreements") are listed in
         Schedule 6.26 attached hereto. Seller is, and intends to be at the time of Closing, in full compliance with the terms, conditions and provisions of the Provider Agreements.

                  (2) To the extent not provided before Closing, Seller shall provide to Purchaser a copy of the most recent Statement of Deficiencies and Plan of Correction, if any.

                  (3) To the best of Seller's Knowledge, no notice of any offset against future reimbursements under or pursuant to the Provider Agreements has been received by Seller nor is there any basis therefor. There are no pending appeals, adjustments, challenges, audits, litigation, or notices of intent to recoup past or present reimbursements with respect to the Provider Agreements. Seller has not been subject to or threatened with loss of waiver or liability for utilization review denials with respect to the Provider Agreements during the past twelve (12) months nor has Seller received notice of any pending, threatened or possible decertification or other loss of participation in any of the Provider Agreements.

                  (4) All liabilities and contractual adjustments of Seller under any Third Party Payor or reimbursement programs have been properly reflected and adequately reserved for in its financial statements. In the event that Purchaser suffers any offsets against any reimbursement due to Purchaser under any Third Party Payor or reimbursement programs, including but not limited to the Provider Agreements, relating to the periods on or prior to Closing, then Seller shall within 30 days of discovery thereof pay to Purchaser the amounts so offset. If Seller fails to pay Purchaser any such amounts within 30 days, Seller agrees to pay Purchaser the amounts so offset with interest at a rate equal to ten percent (10%) per annum accruing thereafter until the date paid by Seller to Purchaser.

         6.26. Facility Leases. With respect to the Facility Leases:

         (1) Schedule 2.1.1 sets forth each agreement which relates to Seller's right to occupy, use and enjoy the Leased Facilities;

         (2) Neither Seller, any landlord or sublessor, nor any other Person is or will be as of the Closing Date in breach or default of any provision of the Facility Leases nor is Seller aware of anything that with the passage of time that would constitute an event of default;

         (3) All rent and other amounts due under the Facility Leases are current and no amount is outstanding other than as may be permitted under the Facility Leases; and

         (4) No tangible personal property is leased pursuant to the Facility Leases except as set forth in Schedule 2.1.3.

         6.27. Future Financial Performance. Seller has and will have following the Closing Date the financial ability to perform its obligations under this Agreement and to indemnify Purchaser as provided in Section 14.2.

         6.28. Knowledge of Purchaser. None of the foregoing representations and warranties of the Seller shall be deemed materially false, inaccurate or incomplete as a result of any change in any applicable Legal Requirements over which Seller has no control or authority and to which Purchaser has knowledge, including without limitation, changes in private and public payor reimbursement rules and regulations.

            ARTICLE VII. REPRESENTATIONS AND WARRANTIES OF PURCHASER

         As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants to Seller that each of the following representations and warranties is true and correct as of the date hereof:

         7.1. Organization, Good Standing, Power. Purchaser is a nonprofit corporation duly organized, validly existing and in good standing under the laws of its state of organization and has all requisite power and authority to execute and deliver this Agreement, the Other Agreements, and the Ancillary Agreements to which Purchaser is a Party, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by it.

         7.2. Authorization of Agreement and Enforceability. Purchaser has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the Ancillary Agreements to which Purchaser is a Party, the performance by it of all terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby. This Agreement, the Other Agreements, and the Ancillary Agreements, upon Purchaser's execution and delivery thereof, will constitute, the legal, valid and binding obligations of Purchaser, enforceable in accordance with their terms except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         7.3. No Violations; Consents. Except as set forth on Schedule 7.3, the execution, delivery and performance by Purchaser of this Agreement, the Other Agreements and the Ancillary Agreements to which Purchaser is a Party and the consummation of the transactions contemplated hereby and thereby will not (with or without the giving of notice or the lapse of time, or both) (i) violate any provision of the charter, bylaws or operating agreement of Purchaser, (ii) except with respect to notices and consents required to be given by Purchaser to any Accreditation Body or Governmental Authority in connection with the sale and change of ownership of the Purchased Assets and the Business, violate, or require any consent, authorization or approval of or exemption by, or filing under any Legal Requirements (iii) violate any judgment, order, writ or decree of any court applicable to Purchaser, or (iv) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any agreement, contract, commitment, lease or other instrument, document or undertaking to which Purchaser is a Party.

         7.4. Legal Proceedings. There is no claim, action, suit, proceeding, investigation or inquiry pending before any Governmental Authority or, to Purchaser's Knowledge, threatened against Purchaser or any of Purchaser's properties, assets, operations or businesses that might prevent or delay the consummation of the transactions contemplated hereby.

         7.5. No Finder. Purchaser has not taken any action which would give to any Person a right to a finder's fee or any type of brokerage commission in relation to, or in connection with, the transactions contemplated by this Agreement.

         7.6. Purchaser's Assets. Neither Purchaser nor Purchaser's "ultimate parent entity" (as such term is defined in 16 CFR, Chapter 1, Subchapter H, Section 801.1 et seq.) had: (i) annual net sales of $100,000,000 or more as stated on its last regularly prepared statement of income and expenses; or (ii) total assets of $100,000,000 or more as stated on its last regularly prepared balance sheet.

         7.7. Future Financial Performance. Purchaser has and will have following the Closing the financial ability to perform its obligations under the Facility Leases and the Lease Guaranty Fee Agreement(s) (if necessary and required due to the guaranty obligations of BCC required by Seller's landlords and lenders). The Parties agree to finalize the form and content of the Lease Guaranty Fee Agreement on terms mutually acceptable to both Parties within 7 days after the date of execution of this Agreement.

             ARTICLE VIII. COVENANTS OF SELLER PRIOR TO CLOSING DATE

         8.1. Required Actions. Between the date of this Agreement and the Closing Date, Seller covenants that it will, in its conduct of the Business, except as otherwise agreed by Purchaser in writing:

                  8.1.1. Access to Information. Give to Purchaser and its counsel, accountants, consultants and other representatives, for the purpose of audit, review and copying, reasonable access to such of the books, accounts, Contracts and records of Seller as are relevant to the Purchased Assets and the Business, and furnish or otherwise make available to Purchaser all such information concerning the Purchased Assets and the Business as Purchaser may reasonably request. Accordingly, Seller shall provide Purchaser with the following:

                  (i) Seller's occupancy reports for the Facilities, as soon as the same become available through the Closing Date, but no later than 20 days after the last day of any given month (which reports shall be prepared based on the number of operational beds):

                  (ii) Seller's federal and/or state surveys or inspections and any plans of correction for the Facilities, as soon as the same become available through the Closing Date, but no later than 10 days after received by Seller;

                  (iii) Seller's cost reports for the current year if applicable and the immediately preceding year for the Facilities, together with the current rate schedule for such Facilities;

                  (iv) monthly statements of profit and loss of Seller for the Facilities, as soon as the same become available through the Closing Date, but no later than 30 days after the last day of each month;

                  (v) Seller's most recent Aging Reports for the Facilities on the Closing Date.

                  8.1.2. Conduct of Business. Operate the Business in the usual, regular and ordinary manner as such Business was conducted prior to the date hereof and, to the extent consistent with such operation, use reasonable commercial efforts until the Closing Date to (i) preserve and keep intact the Business, (ii) maintain current accounting policies applied on a consistent basis, (iii) keep available the services of the Employees; (iv) preserve its relationships with landlords, residents, patients, suppliers and others having business dealings with Seller in connection with the Business; (v) satisfy all Encumbrances to the extent required by the instruments and documents relating thereto; and
         (vi) maintain current marketing activities, subject, in each case, to customary changes in the ordinary course of business;

                  8.1.3. Maintenance of Properties. Maintain the Purchased Assets, whether owned or leased, in their present order and condition, in accordance with Seller's past practices, reasonable wear and tear excepted but in any event in compliance with the Facility Leases;

                  8.1.4. Maintenance of Books and Records. Maintain the Books and Records in the usual, regular and ordinary manner, on a basis consistent with past practice.

                  8.1.5. Compliance with Applicable Law. Comply in all material respects with all Legal Requirements applicable to Seller and the Purchased Assets and to the conduct of the Business;

                  8.1.6. Performance of Obligations. Perform all obligations of Seller relating to the Purchased Assets and the Business in accordance with the past practices of Seller including all obligations under the Facility Leases;

                  8.1.7. Approvals, Consents. Use its commercially reasonable best efforts to obtain in writing as promptly as possible but no later than the Closing Date (except for the consent conditions for the Home Health and Hospice Assets as set forth in Section 3.1.3 above) any approvals and consents as required to be obtained by Seller in order to effectuate the transactions contemplated hereby including, without limitation, consents to the assignment of the leases of the Facility Leases of the Leased Facilities and deliver to Purchaser copies of such approvals and consents. Accordingly, Seller shall cooperate with Purchaser's efforts to obtain the necessary licenses to operate the Facilities from the appropriate Governmental Authorities and Accreditation Bodies, including, without limitation, the Department of Health and Department of Social Services. Upon execution and delivery of this Agreement, Seller shall promptly:

                  (i)      provide Purchaser with copies of all Permits;

                  (ii) notify each Accreditation Body, Governmental Authority, and Third Party Payor as required by any Legal Requirement of the pending change of ownership of the Facilities; and

                  (iii) provide such other notices as required by all Legal Requirements including, if required, notices to Seller's residents/patients of the Facilities. Prior to sending the notices, Seller shall provide copies to Purchaser for review and approval, which approval shall not be unreasonably withheld, delayed, or conditioned.

                  8.1.8. Compliance with Agreement. Not undertake any course of action materially inconsistent with satisfaction of the conditions applicable to it set forth in this Agreement, and use its commercially reasonable best efforts to do all such acts and take all such measures as may be reasonably necessary to comply with the representations, agreements, conditions and other provisions of this Agreement;

                  8.1.9. Insurance. Keep the Facilities insured against the same risks and in at least the same amounts of coverage as of the date of this Agreement or as required by the Facility Leases; and

                  8.1.10. Other Agreements and Ancillary Agreements. Execute and deliver each of the Other Agreements and Ancillary Agreements and to consummate the transactions contemplated thereby;

         8.2. Other Deliveries. At its own cost and expense, Seller shall deliver with respect to the Real Property at or before Closing:

                  8.2.1. FIRPTA Certificates. A certificate, duly executed and acknowledged by an officer of Seller, in the form prescribed by Treasury Regulation Section 1.1445-2(b)(2)(iii), stating Seller's name, address and Federal tax identification number, and that it is not a "foreign person" within the meaning of Section 1445 of the Code.

                  8.2.2 Other. All other documents and items required to be delivered by Seller pursuant to Section 5.2.

         8.3. Prohibited Actions. Between the date of this Agreement and the Closing Date, in its conduct of the Business, Seller shall not, except as otherwise agreed by Purchaser in writing:

                  8.3.1. Sale of Purchased Assets. Sell, transfer, assign, lease, encumber or otherwise dispose of any of the Purchased Assets other than in the ordinary course of Seller's business consistent with past practices;

                  8.3.2. Business Changes. Change in any material respect the character of the Business;

                  8.3.3. Incurrence of Material Obligations. Incur any material obligation or enter into any material agreement, commitment or other transaction or arrangement, commitment or other transaction or arrangement that is not in the ordinary course of Seller's business and with respect to which Purchaser will be bound subsequent to Closing;

                  8.3.4. Incurrence of Liens. Subject to lien, security interest or any other Encumbrance, other than Permitted Encumbrances, any of the Purchased Assets;

                  8.3.5. Change in Employee Compensation and Benefits. Increase the rate of compensation paid, or pay any bonus, to anyone connected with the Business, except for those increases or bonuses planned, in the ordinary course of Seller's business consistent with past practices and disclosed to Purchaser in writing prior to the Closing Date, or establish or adopt any new pension or profit-sharing plan, deferred compensation agreement or employee benefit arrangement of any kind whatsoever covering or affecting Employees;

                  8.3.6. Publicity; Advertisement. Except as required by law or pursuant to the rules and regulations of the Securities and Exchange Commission or the American Stock Exchange, publicize, advertise or announce to any third-party, except as required pursuant to this Agreement to obtain the consent of such third-party, the entering into of this Agreement, the terms of this Agreement or the transactions contemplated hereby; and

                  8.3.7. No Termination or Modification. Terminate or materially modify any Contract listed on Schedule 2.1.3, any Facility Lease, or other authorization or agreement affecting the Business or the Purchased Assets or the operation thereof except in the ordinary course of business.

         8.4. Extended Due Diligence. For the 30 days immediately following the execution and delivery of this Agreement, Seller shall assist and provide Purchaser all information and access, with respect to Seller, that Purchaser may reasonably request for the purpose of conducting due diligence concerning Seller's ability to perform its obligations under this Agreement; provided, however, Purchaser shall conduct all reviews, inspections, and visits at the Facilities during normal business hours and shall obtain the prior approval of Seller before undertaking any such action.

         8.5. Occupancy Rate. Seller shall use its commercially reasonable best efforts to maintain occupancy rates at the same levels through Closing. For each of the periods of: (i) one month before Closing; and (ii) five (5) days before Closing, the average total occupancy of residents shall not have decreased by more than seven and one-half percent (7.5%).

         8.6. Environmental Permit. Seller shall use its commercially reasonable best efforts to cause Purchaser to receive the permit required to operate the waste water treatment facility at the Leased Facility known as "Terraces at Balanced Care, Lamar" no later than the Closing Date.

            ARTICLE IX. COVENANTS OF PURCHASER PRIOR TO CLOSING DATE

         9.1. Required Actions. Between the date of this Agreement and the Closing Date, Purchaser shall, except as otherwise agreed by Seller in writing, use its commercially reasonable best efforts to do all such acts and take all such measures as may be reasonably necessary to comply with the representations, agreements, conditions and other provisions of this Agreement.

                  9.1.1. Other Agreements. Purchaser shall execute and deliver each of the Other Agreements and shall consummate the transactions contemplated thereby.

                  9.2. Prohibited Actions. Between the date of this Agreement and the Closing Date, Purchaser shall:

                  9.2.1. Investigation. Use reasonable efforts to conduct an investigation of the Business of Seller in such a manner as to prevent disruption of relations with the Employees, residents, patients and suppliers of Seller, which investigation may include such due diligence as is customary for transactions of the type contemplated herein. Purchaser shall have no contact with Employees of any of the Facilities without the prior consent of Seller.

                  9.2.2. Approvals, Consents. Use its commercially reasonable best efforts to obtain in writing as promptly as possible any approvals and consents as required to be obtained by Purchaser in order to effectuate the transactions contemplated hereby and deliver to Seller copies of such approvals and consents. Accordingly, Purchaser shall take all reasonable action to obtain the necessary licenses to operate the Facilities from the Department of Health and Department of Social Services including:

                  (i) notify each Accreditation Body and Third Party Payor as required by any Legal Requirement of the pending change of ownership of the Facilities;

                  (ii) provide such other notices as required by all Legal Requirements including notices to Seller's residents/patients of the Facilities. Prior to sending the notices, Purchaser shall provide copies to Seller for review and approval, which approval shall not be unreasonably withheld, delayed, or conditioned; and

                  (iii)    obtain its own provider numbers for the Facilities.

                  9.2.3. Confidentiality. Treat in confidence all books, records, documents and information obtained regarding Seller, the Facilities or Business pursuant to Section 8.1.1 of this Agreement or otherwise during the course of negotiations leading to the consummation of this Agreement and the transactions contemplated herein ("Confidential Information"), except that Confidential Information for these purposes shall not include documents and information that is in the public domain. Purchaser shall not disclose, use, or otherwise disseminate Confidential

         Information except for purposes of evaluating the Business and the operations of the Facilities, to the extent required to respond to the reasonable requests of Purchaser's lender to obtain financing necessary to consummate the transactions contemplated hereunder and as otherwise permitted under this Agreement and the transactions contemplated herein.

                  9.2.4. Publicity; Advertisement. Except as required by law, publicize, advertise or announce to any third-party, except as required pursuant to this Agreement to obtain the consent of such third-party, the entering into of this Agreement, the terms of this Agreement or the transactions contemplated hereby; provided, however, the foregoing shall not be applicable to disclosures made by Purchaser to Purchaser's lender in response to such lender's reasonable requests.

         9.3. Extended Due Diligence. For the 30 days immediately following the execution of this Agreement, Purchaser shall assist and provide Seller all reasonable information and access, with respect to Purchaser and Purchaser's owners and lenders, that Seller may reasonably request for the purpose of conducting due diligence concerning Purchaser's ability to perform its obligations under the Facility Leases and the Lease Guaranty Fee Agreement(s) (if necessary and required due to the guaranty obligations of BCC required by Seller's landlords and lenders).

           ARTICLE X. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

         The obligation of Purchaser to proceed with any Closing under this Agreement is subject to the fulfillment prior to or at the time of Closing of the following conditions with respect to Seller, any one or more of which may be waived in writing in whole or in part by Purchaser:

         10.1. Accuracy of Representations and Warranties. The representations and warranties of Seller contained in this Agreement, the Other Agreements and the Ancillary Agreements to which Seller is a party shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

         10.2. Performance of Agreement. Seller shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement and the Ancillary Agreements to which Seller is a party to be performed or complied with by it at or prior to the Closing Date.

         10.3. Seller's Certificate. Purchaser shall have received a certificate from Seller, dated as of the Closing Date, reasonably satisfactory in form and substance to Purchaser, certifying as to the matters specified in Section 10.1 and Section 10.2 hereof.

         10.4. Secretary's Certificate. Purchaser shall have received a certificate, dated as of the Closing Date, of the Secretary or any Assistant Secretary of Seller with respect to the incumbency and specimen signature of each officer or representative of Seller executing this Agreement and stating the resolution of the board of directors of Seller authorizing the transactions contemplated hereby, the certificate referred to in Section 10.3 and the Ancillary Agreements to which Seller is a party.

         10.5. Injunction. On the Closing Date, there shall be no injunction, writ, preliminary restraining order or any order of any nature in effect issued by a court of competent jurisdiction directing that the transactions provided herein, or any of them, not be consummated as herein provided and no suit, action, investigation, inquiry, or other legal or administrative proceeding by any Governmental Authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which if successfully asserted might otherwise have a material adverse effect on the conduct of the Business or impose any additional material financial obligation on or require the surrender of any material right by, Purchaser.

         10.6. Actions and Proceedings. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to Purchaser, and Purchaser shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested, including, without limitation:

                  (i) certificates of the appropriate public officials to the effect that BCC and each Subsidiary is a validly existing corporation in good standing in its state of incorporation as of a date not more than 30 days prior to the Closing Date;

                  (ii) incumbency and specimen signature certificates dated the Closing Date, signed by the officers of each Seller and certified by its Secretary; and

                  (iii) true and correct copies of (A) the charter documents of BCC and each Subsidiary as of a date not more than 30 days prior to the Closing Date, certified by the Secretary of State of its state of incorporation and
                           (B) the bylaws of BCC and each Subsidiary as of the Closing Date, certified by the Secretary of Seller.

         10.7. Other Agreements. Each of the Other Agreements shall have been executed and delivered by the parties thereto, and the transactions contemplated thereby shall have been consummated.

         10.8. Consents. Any third-party consents, approvals, authorizations or Permits including, without limitation, those required by any Governmental Authorities and those required to assign the Facility Leases (except for the consent conditions for the Home Health and Hospice Assets as set forth in
Section 3.1.3 above) and as otherwise necessary for the conveyance of Purchased Assets or valid consummation of the transactions contemplated hereby shall have been obtained. For purposes of this Section, the consents of all landlords of the Leased Facilities, and the consent of all Governmental Authorities to the transfer of any Permits (to the extent transferable) shall be deemed material.

         10.9. Material Adverse Change. There shall have been no material adverse change in the Business or prospects of the Facilities from those existing on the date hereof.

         10.10. Financing Available. Purchaser shall have obtained the necessary financing for the payment of the Purchase Price.

          ARTICLE XI. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

         The obligation of Seller to proceed with any Closing under this Agreement is subject to the fulfillment prior to or at the time of Closing of the following conditions with respect to Purchaser, any one or more of which may be waived in whole or in part by Seller.

         11.1. Accuracy of Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall have been true in all material respects on the date hereof and shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

         11.2. Performance of Agreement. Purchaser shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing Date.

         11.3. Purchaser's Certificate. Seller shall have received a certificate from Purchaser, dated as of the Closing Date, reasonably satisfactory in form and substance to Seller and its counsel, certifying as to the fulfillment of all matters specified in Section 11.1 and Section 11.2 hereof.

         11.4. Secretary's Certificate. Seller shall have received a certificate, dated the Closing Date, of the Secretary or any Assistant Secretary of Purchaser with respect to the incumbency and specimen signature of each officer or representative of Purchaser executing this Agreement and stating the resolution of the board of directors of Purchaser authorizing the transactions contemplated hereby, the certificate referred to in Section 11.3 and the Ancillary Agreements to which Purchaser is a party.

         11.5. Injunction. On the Closing Date, there shall be no injunction, writ, preliminary restraining order or any order of any nature in effect issued by a court of competent jurisdiction directing that the transactions provided for herein, or any of them, not be consummated as herein provided and no suit, action, investigation, inquiry or other legal or administrative proceeding by any Governmental Authority or other Person shall have been instituted, threatened or anticipated which questions the validity or legality of the transactions contemplated hereby.

         11.6. Other Agreements. Each of the Other Agreements shall have been executed and delivered by the parties thereto, and the transactions contemplated thereby shall have been consummated.

         11.7. Consents. Any third-party consents, approvals, authorizations or Permits including, without limitation, those required by any Governmental Authorities and those required to assign the Facility Leases (except for the consent conditions for the Home Health and Hospice Assets as set forth in
Section 3.1.3 above) and as otherwise necessary for the conveyance of Purchased Assets or valid consummation of the transactions contemplated hereby shall have been obtained. For purposes of this Section, the consents of all landlords of the Leased Facilities, and the consent of all Governmental Authorities to the transfer of any Permits (to the extent transferable) shall be deemed material.

         11.8. Financing Available. Purchaser shall have obtained the necessary financing for the payment of the Purchase Price.

         11.9. Opinion of Counsel. Seller shall have received a favorable opinion of counsel for Purchaser if required by any of Seller's Landlords (including, without limitation, Meditrust Corporation and Healthcare Realty Trust), in a form reasonably satisfactory to Seller's Landlords and its counsel.

                 ARTICLE XII. OBLIGATIONS AFTER THE CLOSING DATE

         12.1. Transition of Employees. From and after the Closing Date, Purchaser and Seller shall cooperate to ensure an orderly transition of the Employees who accept employment with Purchaser.

         12.2. Certain Transitional Matters.

                  12.2.1. Transfer of Assets. After the Closing, each Party shall promptly transfer and deliver to the other Party any property belonging to the other Party that comes into the possession of the first Party.

                  12.2.2. Accounts Receivable. Seller and Purchaser shall use reasonable commercial efforts to collect and shall deliver to each other, as the case may be, all Accounts Receivable as of the Closing Date for services rendered to residents of the Facilities prior to the Closing Date as follows:

                  (i) Residents of Facilities. For all private pay residents of the Facilities who have an account as of the Closing Date that has a balance owed beyond 30 days on the most recent accounts receivable aging reports (the "Aging Reports") to be provided at Closing by Seller to Purchaser, any payments that are received from any source (the "Resident Payments") other than Medicare and Medicaid recipients shall be applied to any outstanding balance owed to Purchaser, with the remainder, if any, to be applied to the oldest outstanding balance of Seller. For all residents who have an account as of the Closing Date that have a balance owed of 30 days or less on the Aging Reports, any Resident Payments that are received from any source other than a Medicare and Medicaid recipient shall be applied 50% to Purchaser and 50% to Seller. If any Resident Payments are received directly from any Third Party Payor and are accompanied by remittance advice, such Resident Payments shall be applied to the outstanding balance corresponding to such remittance advice. Purchaser agrees to cooperate with Seller and to allow Seller, at its own cost and expense, to take such actions as are reasonably necessary for Seller to collect any outstanding balances owed to Seller on and after the Closing Date, including, without limitation, engaging one or more third parties to provide collection services as long as such actions shall not materially interfere with the operation of the Business.

                  (ii) Non-Residents of Facilities. All payments received by Purchaser with respect to Accounts Receivable as of the Closing Date relating to Persons who are not residents of any of the Facilities as of the Closing Date shall be delivered to Seller.

                   (iii) Adequate Assurances Agreement. In order to avoid any interruption in the payment of the Accounts Receivable from the Missouri Medicaid Program due and to become due to Purchaser and/or Seller, Purchaser and Seller agree to enter into an agreement as contemplated by 13 CSR 70-10.015(10)(E) to provide the Department of Social Services with adequate assurances that the final cost reports will be timely filed; provided, however, Seller agrees that Purchaser's payments on the Accounts Receivable shall not be delayed or withheld as a result of the untimely filing thereof and to the extent that any payments are withheld by Seller shall be obligated to indemnify Purchaser as more fully set forth in the Adequate Assurances Agreement.

                  (iv) Procedure. Each of Purchaser and Seller shall promptly remit to the other Party all payments received by Purchaser or Seller which belong to the other Party as determined by the provisions of this
                           Section 12.2.2. Purchaser may terminate its obligation to collect the Accounts Receivable at anytime after the first anniversary of the Closing by providing 30 days' notice to Seller. Upon providing such notice, Purchaser shall provide to or as directed by Seller such information regarding the Accounts Receivable as Seller may reasonably request and shall otherwise cooperate with Seller to insure a smooth transition of collection efforts.

                  12.2.3. Deferred Transfer. To the extent that either Party receives funds or other property belonging to the other Party and fails to deliver it to the Party entitled thereto within 30 days, the Party failing to deliver shall be obligated to pay the Party entitled to receive the property a handling fee of $50 per occurrence.

                   12.2.4. Collection During Transition Period. Purchaser shall continue to bill all third party and government payors on behalf of and in the name of Seller as its billing agent for services provided prior to the Closing Date and until Seller's Accounts Receivable are closed out or properly transferred and shall remit all collections as provided herein.

         12.3. Further Assurances of Seller. From and after the Closing Date, Seller shall, at the request of Purchaser, execute, acknowledge and deliver to Purchaser, without further consideration, all such further assignments, conveyances, endorsements, deeds, special powers of attorney, consents and other documents, and take such other action, as Purchaser may reasonably request (i) to transfer to and vest in Purchaser, and protect its rights, title and interest in, all the Purchased Assets and (ii) otherwise to consummate the transactions contemplated by this Agreement. In addition, from and after the Closing Date, Seller shall afford Purchaser and its attorneys, accountants and other representatives access, during normal business hours, to any Books and Records relating to the Business that Seller may retain as may reasonably be required in connection with the preparation of financial information or tax returns of Purchaser.

         12.4. Further Assurances of Purchaser. From and after the Closing Date until the Survival Date, Purchaser shall afford to Seller and its attorneys, accountants and other representatives access, during normal business hours, to such Books and Records relating to the Business that Purchaser may retain as may reasonably be required in connection with the preparation of financial information or Tax Returns relating to the period on or prior to the Closing Date; provided, however, Purchaser shall retain items in accordance with applicable laws. From and after the Closing date, Purchaser shall cooperate in all reasonable respects with Seller with respect to its former interest in the Business and in connection with financial account closing and reporting and claims and litigation asserted by or against third parties, including, but not limited to, making employees then employed by Purchaser available at reasonable times to assist with, or provide information in connection with financial account closing and reporting and claims and litigation, provided that Seller reimburses Purchaser for its reasonable out-of-pocket expenses in connection therewith.

         12.5 Noncompetition. For a period of five (5) years following the Closing Date, Seller agrees that neither it nor any of its affiliates will directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of any independent living, residential care, or skilled nursing facilities (as the case may be) within a 10-mile radius of any of the Facilities (as the case may be). Seller acknowledges that the provisions of this Section are reasonable and necessary to protect the interests of Purchaser, that any violation of this Section will result in an irreparable injury to Purchaser and that damages at law would not be reasonable or adequate compensation to Purchaser for violation of this Section and that, in addition to any other available remedies, Purchaser shall be entitled to have the provisions of this Section specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages or posting a bond or other security to an equitable accounting of all earnings, profits and other benefits arising out of any violation of this Section. In the event that the provision of this Section shall ever be deemed to exceed the time, geographic scope or other limitations permitted by applicable law, then the provisions shall be deemed reformed to the maximum extent permitted by applicable law. The Parties agree to memorialize the above basic terms, along with other mutually agreeable terms and conditions, as more fully set forth in a Noncompetition Agreement to be executed and delivered at Closing.

                            ARTICLE XIII. TERMINATION

         13.1. Termination of Agreement. This Agreement may be terminated:

                  (i) by the mutual consent of Seller and Purchaser in writing and signed by both Parties;

                  (ii) by Seller if the Closing has not taken place (other than by reason of a material failure of Seller to fulfill its obligations under this Agreement or by any other action or inaction by Seller that has a material adverse effect on the Parties' ability to consummate the transactions contemplated hereunder) in accordance with Section 5.1;

                  (iii) by Purchaser if the Closing has not taken place (other than by reason of a material failure of Purchaser to fulfill its obligations under this Agreement or by any other action or inaction by Purchaser that has a material adverse effect on the Parties' ability to consummate the transactions contemplated hereunder) in accordance with Section 5.1;

                  (iv) by Purchaser upon notice to Seller if any of the conditions set forth in Article X hereof have not been satisfied or become impossible to satisfy by the Closing Date and are not otherwise waived (other than by reason of the material failure of Purchaser to fulfill its obligations under this Agreement or by any other action or inaction by Purchaser that has a material adverse effect on the Parties' ability to consummate the transactions contemplated hereunder);

                  (v) by Seller upon notice to Purchaser if any of the conditions set forth in Article XI hereof have not been satisfied or become impossible to satisfy by the Closing Date and are not otherwise waived (other than by reason of the material failure of Seller to fulfill its obligations under this Agreement or by any other action or inaction by Seller that has a material adverse effect on the Parties' ability to consummate the transactions contemplated hereunder);

                  (vi) by Seller if Purchaser materially breaches or fails to fulfill its obligations under this Agreement, which breach or failure continues and remains uncured for 15 consecutive calendar days after Seller gives written notice of such failure to Purchaser;

                  (vii) by Purchaser if Seller materially breaches or fails to fulfill its obligations under this Agreement, which breach or failure continues and remains uncured for 15 consecutive calendar days after Purchaser gives written notice of such failure to Seller;

                  (viii) by Seller if Purchaser fails to pay the Escrow Amount on the date on which this Agreement is executed; or

                  (ix) by Seller if after using commercially reasonable best efforts it is unable to terminate before the Closing Date, on terms and conditions favorable to Seller in its absolute discretion, that certain Management Services Agreement by and between Seller and Servicmaster Management Services, L.P., dated October 27, 1998, and which provides for the provision of management services and certain other materials, supplies and equipment, as defined therein; provided, however, if Seller elects to exercise its termination rights under this subsection, Purchaser at its option may assume this Management Services Agreement under
                           Section 2.1.3 and Schedule 2.1.3 in which case Seller's termination rights hereunder will be automatically rescinded. Purchaser must exercise its right to assume the Management Services Agreement hereunder in writing upon 7 days written notice from Seller.

                  (x) by either Party as otherwise specifically provided for in this Agreement.

provided, however, that no Party then in material breach of any of its obligations hereunder shall have the right to terminate pursuant to this Section 13.1.

         13.2. Return of Documents. If this Agreement is terminated for any reason permitted by this Agreement, each Party shall return to the other Party all documents and copies thereof which shall have been furnished to it by such other Party or, with the agreement of the other Party, shall destroy all such documents and copies thereof.

         13.3. Remedies. Except as otherwise provided in this Agreement, if this Agreement is terminated by Purchaser or Seller as permitted under Section 13.1 and not as a result of a breach, such termination shall be without liability of any Party. If a Party terminates this Agreement as a result of a breach by the other Party, the nonbreaching Party, in addition to other available rights or remedies now or hereafter existing at law or in equity, shall be entitled to reimbursement from the breaching Party for all expenses (including reasonable legal fees) incurred by the nonbreaching Party in connection with this Agreement and the transactions contemplated hereby.

    ARTICLE XIV. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         14.1. Survival of Representations and Warranties. All representations and warranties of the Parties shall survive 24 months from the Closing Date (the "Survival Date"). Notwithstanding the foregoing, there shall be no termination of any such representation or warranty as to which a claim has been asserted prior to the termination of such survival period, and the duration of the survival of the representations and warranties shall not limit or shorten any applicable statute of limitations for claims by the Parties.

         14.2. Indemnification by Seller. Seller shall indemnify, defend, save and hold Purchaser and its officers, directors, employees, agents and Affiliates (collectively, "Purchaser Indemnitees") harmless from and against all demands, claims, allegations, assertions, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing and whether or not any such demands, claims, allegations, etc., of third parties are meritorious; collectively, "Purchaser Damages") asserted against, imposed upon, resulting to, required to be paid by, or incurred by any Purchaser Indemnitees, directly or indirectly, in connection with, arising out of, or which would not have occurred but for, (i) a breach of any representation or warranty made by such Seller in this Agreement, in any certificate or document furnished pursuant hereto by such Seller or any Other Agreements or Ancillary Agreement to which Seller is a party and any Retained Liability, (ii) a breach or nonfulfillment of any covenant or agreement made by Seller in this Agreement or in any Ancillary Agreement to which Seller is a party, (iii) any and all Retained Liabilities, (iv) any liability or expense relating to any matter set forth in Schedules 6.7, 6.11 and 6.20, (v) any material discrepancy in the balance of any trust funds of residents/patients relating to periods prior to the Closing Date; (vi) any and all liabilities of any nature whatsoever (other than Assumed Liabilities) arising out of Seller's operation of the business prior to the Closing Date; and
(vii) liability resulting from any breach or default by Seller under any of the Facility Leases. This indemnification by Seller in clause (i), relating to a breach of any representation or warranty, shall not apply to any claim made more than 24 months from the Closing Date.

         14.3. Indemnification by Purchaser. Purchaser shall indemnify, defend, save and hold Seller and its officers, directors, Employees, Affiliates and agents (collectively, "Seller Indemnitees") harmless from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing and whether or not any such demands, claims, allegations, etc., of third parties are meritorious; collectively, "Seller Damages") asserted against, imposed upon, resulting to, required to be paid by, or incurred by any Seller Indemnitee, directly or indirectly, in connection with, arising out of, or which would not have occurred but for, (i) a breach of any representation or warranty made by Purchaser in this Agreement or in any certificate or document furnished pursuant hereto by Purchaser or any Other Agreements or Ancillary Agreement to which Purchaser is a party, (ii) a breach or nonfulfillment of any covenant or agreement made by Purchaser in this Agreement or in any Ancillary Agreement to which Purchaser is a party, (iii) any and all Assumed Liabilities and (iv) any and all liabilities of any nature whatsoever arising out of Purchaser's operation of the business after the Closing Date. This indemnification by Purchaser in clause (i), relating to a breach of any representation or warranty, shall not apply to any claim made more than 24 months from the Closing Date.

         14.4. Notice of Claims. If any Purchaser Indemnitee or Seller Indemnitee (an "Indemnified Party") believes that it has suffered or incurred or will suffer or incur any Purchaser Damages or Seller Damages, as the case may be ("Damages") for which it is entitled to indemnification under this Article XIV, such Indemnified Party shall so notify the Party from whom indemnification is being claimed (the "Indemnifying Party") with reasonable promptness and reasonable particularity in light of the circumstances then existing. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall promptly notify the Indemnifying Party of such action or suit. The failure of an Indemnified Party to give any notice required by this Section shall not affect any of such Party's rights under this Article XIV or otherwise except and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnified Party.

         14.5. Third Party Claims. The Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense of any third party claim, action or suit, and the Indemnified Party may compromise or settle the same, provided that the Indemnified Party shall give the Indemnifying Party advance notice of any proposed compromise or settlement. The Indemnified Party shall permit the Indemnifying Party to participate in the defense of any such action or suit through counsel chosen by the Indemnifying Party, provided that the fees and expenses of such counsel shall be borne by the Indemnifying Party. If the Indemnified Party permits the Indemnifying Party to undertake, conduct and control the conduct and settlement of such action or suit, the Indemnifying Party shall not thereby permit to exist any Encumbrance upon any asset of the Indemnified Party; the Indemnifying Party shall not consent to any settlement that does not include as an unconditional term thereof the giving of a complete release from liability with respect to such action or suit to the Indemnified Party; the Indemnifying Party shall permit the Indemnified Party to participate in such conduct or settlement through counsel chosen by the Indemnified Party; and the Indemnifying Party shall agree promptly to reimburse the Indemnified Party for the full amount of any Damages including fees and expenses of counsel for the Indemnified Party incurred after giving the foregoing notice to the Indemnifying Party and prior to the assumption of the conduct and control of such action or suit by the Indemnifying Party.

         14.6. Threshold. No indemnification shall be made under Section 14.2 or
14.3 with respect to any breach of any representation or warranty until the aggregate amount of respective Purchaser or Seller Damages thereunder exceeds $15,000 and then only to the extent of the excess above such amount. The limits imposed by this Section shall not apply to breaches under Article 12 of this Agreement.

         14.7. Cooperation. Upon request, the Parties agree to work in good faith and provide needed information to resolve matters that may effect both Parties.

                               ARTICLE XV. GENERAL

         15.1. Expenses. Except as otherwise provided in this Agreement, and whether or not the transactions herein contemplated shall be consummated, Purchaser and Seller shall pay their own fees, expenses and disbursements, including the fees and expenses of their respective counsel, accountants and other experts in connection with the subject matter of this Agreement and all other costs and expenses incurred in performing and complying with all conditions to be performed under this Agreement.

         15.2. Publicity. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between Purchaser and Seller. Except as may be required by law or the rules or regulations of the Securities and Exchange Commission or the American Stock Exchange, no Party shall act unilaterally in this regard without prior written approval of the other Party, such approval not to be unreasonably withheld. Purchaser acknowledges that Seller is obligated to make certain disclosures under the securities laws and the rules of the American Stock Exchange and consents to such disclosures that Seller in good faith makes with respect hereto.

         15.3. Binding Effect; Benefits. This Agreement shall inure to the benefit of the Parties hereto, and shall be binding upon the Parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties hereto, or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         15.4. Notices. All notices, requests, demands, elections and other communications which either Party to this Agreement may be required to give hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by a reputable courier service which requires a signature upon delivery, or by mailing the same by registered or certified first class mail, postage prepaid, return receipt requested, to the Party to whom the same is so given or made. Such notice, request, demand, waiver, election or other communication will be deemed to have been given as of the date so delivered or electronically transmitted or two days after mailing thereof.

                  15.4.1. Notice to Seller.

                          If to Seller, to:

                                    Balanced Care Corporation
                                    1215 Manor Drive
                                    Mechanicsburg, PA  17055
                                    Attn: Brad E. Hollinger
                                          Chairman and CEO
                                    Fax:  (717) 796-6278

                                    With a required copy to:
                                    Balanced Care Corporation
                                    1215 Manor Drive
                                    Mechanicsburg, PA 17055
                                    Attn: Robin L. Barber, Esquire
                                          Senior Vice President and Counsel
                                    Fax:  (717) 796-6294

                  15.4.2. Notice to Purchaser.

                          If to Purchaser, to:

                                    Christian Health Care of Missouri, Inc.
                                    302 S. 7th Street, Suite B
                                    Rogers, Arkansas  72756
                                    Attn: Allen Kilgore
                                    Fax:  (501) 631-7338

                                    With a required copy to:
                                    Ball & Mourton, Ltd., PLLC
                                    E.J. Ball Plaza - 112 W. Center, Suite 700
                                    Fayetteville, Arkansas  72702
                                    Attn: Rayburn W. Green, Esquire
                                    Fax:  (501) 442-6233

or to such other addresses as such Party shall have specified by notice to the other Party hereto.

         15.5. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the Other Agreements, and the Ancillary Agreements and documents delivered at Closing pursuant hereto and thereto constitute the entire agreement and understanding between the Parties hereto as to the matters set forth herein and therein and supersede and revoke all prior agreements and understandings, oral and written, between the Parties hereto or thereto or otherwise with respect to the subject matter hereof or thereof. No change, amendment, termination or attempted waiver of any of the provisions hereof shall thereof be binding upon any Party unless set forth in an instrument in writing signed by the Party to be bound or their respective successors in interest.

         15.6. Confidentiality Agreement. Notwithstanding Section 15.5, the Confidentiality Agreement dated July 2, 1999 between Purchaser and Seller shall not be revoked or superseded by this Agreement and shall continue to be binding upon the Parties in accordance with the terms and conditions of such Confidentiality Agreement.

         15.7. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A counterpart may consist of a signature page of this Agreement.

         15.8. Headings. The article, section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

         15.9. Construction. Within this Agreement, the singular shall include the plural and the plural shall include the singular, and any gender shall include all other genders, all as the meaning and the context of this Agreement shall require.

         15.10. Governing Law. The validity and interpretation of this Agreement shall be construed in accordance with, and governed by, the internal laws of the State of Missouri, without regard to principles of conflicts of laws.

         15.11. Cooperation. The Parties hereto shall cooperate fully at their own expense, except as otherwise provided in this Agreement, with each other and their respective counsel and accountants in connection with all steps to be taken as part of their obligations under this Agreement.

         15.12. Severability. If any term, covenant, condition or provision of this Agreement or the application thereof to any circumstance shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Agreement shall not be affected thereby and each remaining term, covenant, condition and provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

         15.13. Attorneys' Fees. If a dispute arises among the Parties as a result of which an action is commenced to interpret or enforce any of the terms of this Agreement, the nonprevailing Party shall pay the prevailing Party's reasonable out-of-pocket attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action.

         15.14. Successors and Assigns. The covenants, agreements, and conditions contained herein or granted hereby shall be binding upon and shall inure to the benefit of

Purchaser and Seller, and each of their respective successors and permitted assigns. Seller shall not assign, or otherwise transfer, any interest in this Agreement to any other Person (other than as collateral security) without the prior written consent of Purchaser, which consent shall not unreasonably be withheld. Purchaser may assign and transfer its interest in this Agreement only with Seller's consent, which consent shall not be unreasonably withheld, to any of Purchaser's Affiliates or to one or more special purpose financing vehicles; provided, however, without the consent of Seller, Purchaser may direct Seller to transfer the Purchased Assets and Real Property to another Person as Purchaser's nominee and the receipt of the Real Property or Purchased Assets by any such nominee shall be deemed an acceptance by such nominee to be bound to all of Purchaser's obligations hereunder. In addition, each Party will promptly provide to the Other Party a copy of any such assignment, and each Party agrees to execute and deliver any consents reasonably required by the Other Party in connection therewith, provided such assignment does not expand any of the obligations and liabilities hereunder of any Party. Notwithstanding any permitted assignment of this Agreement, each Party shall remain liable to the other Party, as the case may be, for all obligations and liabilities to be performed by or on behalf of the assigning Party hereunder.

                 [THE NEXT PAGE FOLLOWING IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, intending to be legally bound hereby, the Parties have caused this Agreement to be signed in their respective names by an officer thereof duly authorized as of the date first above written.

WITNESS:                                 PURCHASER:
                                         CHRISTIAN HEALTH CARE OF
                                         MISSOURI, INC.


/s/ John F. Duggan                       By: /s/ Allen Kilgore
------------------------------           ---------------------------------
                                         Name:  Allen K. Kilgore
                                         Title: President
/s/ Ray Green
------------------------------


WITNESS:                                 SELLER:
                                         BALANCED CARE CORPORATION, for
                                         itself and for each of the Subsidiaries


/s/ John F. Duggan                       By: /s/ Brad E. Hollinger
-------------------------------          ----------------------------------
                                         Name:  Brad E. Hollinger
                                         Title: Chairman and CEO
/s/ Clint T. Fegan
-------------------------------